UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.                      Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On February 13, 2013, The Interpublic Group of Companies, Inc. (the “Company”), announced that it is exercising its option to redeem its 4.75% Convertible Notes due 2023 (the “Notes”) (CUSIP Nos. 460690 BD1 and 460690 BE9).  Pursuant to Article 11 of the indenture dated November 15, 2006 (the “Base Indenture”) and Section 2.02 of the second supplemental indenture dated as of November 20, 2007 (the “Second Supplemental Indenture”), between the Company and The Bank of New York Mellon, the Company issued a redemption notice announcing the redemption of all Notes (the “Redemption Notice”), of which an aggregate principal amount of $200,000,000 are outstanding.  The redemption price is equal to $1,000 per $1,000 principal amount of the Notes, plus accrued and unpaid interest of $23.75 per $1,000 principal amount of the Notes from the last interest payment date on September 15, 2012 up to, but excluding, the redemption date.  The redemption date is March 15, 2013.  Holders of the Notes may convert their Notes into shares of the Company’s common stock at any time at a conversion rate of 84.3402 common shares per $1,000 principal amount of Notes until the close of business on March 14, 2013.  A copy of the Redemption Notice is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On February 13, 2013, the Company also notified the holders of the Notes that they have the right to require the Company to purchase the Notes on March 15, 2013 at the same price as the redemption (the “Put Option”).  Interest will cease to accrue on and after March 15, 2013. Documents specifying the terms, conditions and procedures for exercising the Put Option will be available through The Depository Trust Company (“DTC”) and the trustee. In order to exercise the Put Option, a holder must follow the procedures set forth in the company notice notifying the holders of the Put Option (the “Company Notice”). Noteholders’ opportunity to exercise the Put Option will terminate at 5:00 p.m., New York City time, on March 8, 2013.  Holders may withdraw any previously delivered purchase notice pursuant to the terms of the Put Option in accordance with the procedures described in the Company Notice at any time prior to 5:00 p.m., New York City time, on March 14, 2013.

A holder that exercises the Put Option will lose the ability to convert its Notes unless it first withdraws its exercise of the Put Option.  Accordingly, a holder that exercises the Put Option (a) will lose certain conversion rights and (b) will not receive more consideration than such holder would have received if its Notes were redeemed.

Owners of beneficial interests in the Notes must exercise any rights in respect of their interests, including the right to convert their interests into shares of Interpublic’s common stock, in accordance with the procedures of DTC. DTC’s deadlines may be earlier than the deadlines for holders described herein, in the Redemption Notice and in the terms of the Notes.

Payment in cash of the redemption price or the purchase price, as applicable, will be made on March 15, 2013, or on such later date on which a holder delivers such Notes by book-entry transfer or presents and surrenders the Notes at the principal payment office of the trustee, which is also acting as paying agent and conversion agent for the Notes:

By Mail
The Bank of New York Mellon
Global Corporate Trust
111 Sanders Creek Parkway
East Syracuse, NY  13057
Attn: Redemption Unit

By Hand Only
The Bank of New York Mellon
Global Corporate Trust
Corporate Trust Window
101 Barclay Street, 1st Floor East
New York, New York 10286

Item 8.01                      Other Events.

On February 13, 2013, the Company issued a press release announcing the exercise of the Company’s option to redeem all Notes.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

Exhibit 99.1:	Redemption Notice, dated February 13, 2013 (filed pursuant to Item 2.04).
Exhibit 99.2:	Press release, dated February 13, 2013 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: February 13, 2013	By:	/s/ Andrew Bonzani
Name: Andrew Bonzani Title: Senior Vice President, General Counsel and Secretary